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                   SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, DC  20549

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                              FORM 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                   SECURITIES EXCHANGE ACT OF 1934


                  COMMERCIAL FEDERAL CORPORATION
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      (Exact Name of Registrant as Specified in its Charter)

             NEBRASKA                           47-0658852
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(State of Incorporation or Organization)     (I.R.S. Employer
                                             Identification No.)

2120 SOUTH 72ND STREET, OMAHA, NEBRASKA            68124
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(Address of principle executive offices)         (zip code)

                       CFC PREFERRED TRUST
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      (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                           APPLIED FOR
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(State of Incorporation or Organization)     (I.R.S. Employer
                                             Identification No.)

C/O COMMERCIAL FEDERAL CORPORATION
2120 SOUTH 72ND STREET, OMAHA, NEBRASKA            68124
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(Address of principle executive offices)         (zip code)

If this Form relates to the registration of a class of debt
securities and is effective upon filing pursuant to General
Instruction A(c)(1) please check the following box. [   ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

      TITLE OF EACH CLASS         NAME OF EACH EXCHANGE ON WHICH
      TO BE SO REGISTERED         EACH CLASS IS TO BE REGISTERED
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Cumulative Trust Preferred           New York Stock Exchange
Securities (and the Guarantee
with respect thereto)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                            NONE
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                       (TITLE OF CLASS)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Cumulative Trust Preferred
Securities (the "Capital Securities") of CFC Preferred Trust (the "Trust"), a Delaware statutory business trust and the guarantee with respect to the Capital Securities by Commercial Federal Corporation (the "Company"), a Nebraska corporation, both of which are being registered hereby is set forth under the sections captioned "Description of "Capital Securities" and "Description of the Guarantee" in the Prospectus that forms a part of the Registration Statement (Registration Nos. 333-20711 and 333-20711-01) (the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission. The information contained in the Registration Statement and the Prospectus are incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed pursuant to Rule 424(b) and shall be incorporated herein by reference.

ITEM 2.  EXHIBITS.

2.1 Certificate of Trust of CFC Preferred Trust (incorporated by reference to Exhibit 4.2 to the Registration
        Statement)

2.2(a) Trust Agreement of CFC Preferred Trust (incorporated by reference to Exhibit 4.3 to the Registration Statement)

2.2(b)  Form of Amended and Restated Trust Agreement of CFC
        Preferred Trust (incorporated by reference to Exhibit 4.5 to the Registration Statement)

2.3     Form of Preferred Security Certificate of CFC Preferred
        Trust (incorporated by reference to Exhibit 4.5 to the Registration Statement)

2.4     Form of Guarantee Agreement (incorporated by reference to
        Exhibit 4.6 to the Registration Statement)

2.5 Form of Indenture between Commercial Federal Corporation and Harris Trust and Savings Bank, as trustee
        (incorporated by reference to Exhibit 4.1 to the Registration Statement)

2.6     Form of Junior Subordinated Debenture (incorporated by
        reference to Exhibit 4.1 to the Registration Statement)
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                            SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              COMMERCIAL FEDERAL CORPORATION
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                                       (Registrant)



Date: May 6, 1997             By: /s/ James A. Laphen
                                  --------------------------
                                  James A. Laphen
                                  President, Chief Operating
                                  Officer and Chief Financial
                                  Officer


                              CFC PREFERRED TRUST
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                                       (Registrant)



Date: May 6, 1997             By: /s/ James A. Laphen
                                  ---------------------------
                                  James A. Laphen, as Trustee